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                                                                    EXHIBIT 23.1

The Board of Directors
CKE Restaurants, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.

                                          /s/  KPMG PEAT MARWICK LLP

Orange County, California

June 13, 1997